EXHIBIT 10.19

THIRD AMENDMENT TO LEASES

Reference is made to (1) the instrument captioned “Lease” dated November 23, 2015 by and between Paul Ferazzi, as Trustee of 125 Broad Street Realty Trust, as Landlord, and Akili Interactive Labs, Inc., a Delaware corporation, as Tenant, relating to the entire rentable area of the fourth floor of the building known as 125 Broad Street, Boston, Massachusetts, as amended by a 2017 Amendment to Lease dated August 30, 2017 and as further amended by a Second Amendment to Lease dated September 9, 2018 between said Tenant and Broad125 Realty Partners, LLC as successor Landlord (collectively, the “Fourth Floor Lease”), and (2) the instrument captioned “Lease” dated August 30, 2017 by and between Paul Ferazzi, as Trustee of 125 Broad Street Realty Trust, as Landlord, and Akili Interactive Labs, Inc., a Delaware corporation, as Tenant, originally and currently relating to the entire rentable area of the fifth floor of the building known as 125 Broad Street, Boston, Massachusetts (the “Fifth Floor Premises”), as amended by an Amendment to Lease dated September 9, 2018 between said Tenant and Broad125 Realty Partners, LLC as successor Landlord and as further amended by a Second Amendment to Lease dated August 23, 2021 (collectively, the “Fifth Floor Lease” and together with the Fourth Floor Lease, the “Leases”). Any capitalized term contained in this Third Amendment to Leases (this “Amendment”) that is not defined in this Amendment and that is defined in each of the respective Leases shall have the meaning ascribed to such term in the Leases.

WHEREAS, Landlord and Tenant have agreed (a) to amend the Leases by providing that the security deposit held by Landlord under the Fourth Floor Lease shall not be returned to Tenant upon the expiration or termination of the Term of the Fourth Floor Lease but rather shall then be held by Landlord and applied as a security deposit under the Fifth Floor Lease, and (b) to amend the Fifth Floor Lease by extending the Term thereof by fourteen (14) months and by adjusting the Base Rent payable by Tenant during such extended Term, all upon the terms and conditions set forth below in this Amendment;

NOW, THEREFORE, in consideration for their mutual agreements contained herein, and intending to be bound hereby, the undersigned hereby amend the Leases and agree as follows:

1. The parties acknowledge and agree that the Termination Date of the Fourth Floor Lease is October 31, 2022, that Tenant has no option to extend the Term of the Fourth Floor Lease, and that Landlord is holding a security deposit in the amount of $21,918.25 pursuant to Section 4.3 of the Fourth Floor Lease. Landlord and Tenant hereby agree that notwithstanding anything in the Fourth Floor Lease to the contrary, upon the expiration or earlier termination of the Term of the Fourth Floor Lease, such security deposit (or any then remaining portion of such security deposit, if any of such security deposit is applied by Landlord in accordance with the terms of the Fourth Floor Lease) shall thereafter be held by Landlord as a security deposit under the Fifth Floor Lease upon the same terms as apply to such security deposit under Section 4.3 of the Fourth Floor Lease, as if said Section 4.3 (other than the second sentence thereof) was directly incorporated into the Fifth Floor Lease. The provisions of the Leases relating to the security deposit held by Landlord thereunder shall be deemed to be amended in accordance with the foregoing provisions of this Paragraph 1.

2. The Termination Date of the Fifth Floor Lease is hereby extended from October 31, 2022 to December 31, 2023. The provisions of the Fifth Floor Lease relating to the Term of the Fifth Floor Lease shall be deemed to be amended in accordance with the foregoing provisions of this Paragraph 2.

3. Until October 31, 2022, Tenant shall pay to Landlord Base Rent for the Fifth Floor Premises as set forth in the Fifth Floor Lease. From and after November 1, 2022, Tenant shall pay to Landlord Base Rent for the Fifth Floor Premises at the rate of $13,661.38 per month for the period from November 1, 2022 through December 31, 2023. The provisions of the Fifth Floor Lease relating to the Base Rent payable under the Fifth Floor Lease shall be deemed to be amended in accordance with the foregoing provisions of this Paragraph 3.

4. Section 13.31 of the Fifth Floor Lease (captioned “Right of First Offer”) is deleted in its entirety. Tenant shall no longer have the Right of First Offer.

5. Following the execution and delivery of this Amendment by Landlord and Tenant, Landlord shall pay a brokerage fee to Tenant’s broker, which is Jones Lang LaSalle, and to Landlord’s broker, which is Freudenheim Partners, in accordance with the terms of a separate agreement between Landlord and each such broker. Landlord and Tenant represent and warrant to each other that it has dealt with only the foregoing identified brokers with respect to the transaction contemplated by this Amendment. Landlord and Tenant agree to defend the same and indemnify the other party against and hold it harmless from any liability arising from any claim from any other broker or agent (including, without limitation , the cost of reasonable counsel fees in connection therewith) , resulting from any breach by Landlord or Tenant, as the case may be, of the foregoing representation and warranty.

6. Landlord and Tenant each certifies to the other and agrees that each of the Leases is presently in full force and effect and has not previously been amended except as stated in the introductory paragraph of this Amendment, and that, to each of Landlord’s and Tenant’s knowledge, there is currently no default by the other under any of the provisions of either of the Leases. Tenant warrants and represents to Landlord that Tenant has not assigned Tenant’s interest in either of the Leases, in whole or in part (including, without limitation, assignment by leasehold mortgage or similar instrument), nor has Tenant subleased the premises leased under either of the Leases or any part thereof, nor permitted any other use or occupancy of such premises or any part thereof by any person or entity (by license, concession arrangement, or otherwise).

7. Except as modified by the provisions of this Amendment, each of the Leases and all provisions thereof are hereby ratified and confirmed and shall remain in full force and effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (but Tenant may not assign either of the Leases except in accordance with the provisions thereof).

Delivery of any signature (whether handwritten, facsimile stamp, electronic, or otherwise) on this document by any method, including without limitation, by fax, email, or other electronic transmission, shall be as fully effective as delivery of an original handwritten signature in person.

EXECUTED under seal this 7th day of September, 2022.

LANDLORD: BROAD125 REALTY PARTNERS, LLC

By: /s/ Sean Wilder____________________

Sean Wilder, Manager

TENANT: AKILI INTERACTIVE LABS, INC.

By: /s/ Santosh Shanbhag_____________

Name: Santosh Shanbhag

Title: Chief Financial Officer